Exhibit 4.4.1

Date  28 May 2010

SECONDONE CORP. and THIRDONE CORP.

as joint and several Borrowers

-and-

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT

as Lender

SUPPLEMENTAL  AGREEMENT

relating to a term loan facility of up to (originally) US$24,560,000 and a guarantee facility of up to US$5,900,000

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page
	INTERPRETATION
2	AGREEMENT OF THE LENDER	2
3	CONDITIONS PRECEDENT	2
4	REPRESENTATIONS AND WARRANTIES	3
5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	4
6	FURTHER ASSURANCES	6
7	FEES AND EXPENSES	7
8	COMMUNICATIONS	7
9	SUPPLEMENTAL	7
IO	LAW AND JURISDICTION	8
EXECUTION PAGES		9

THIS AGREEMENT  is made on  28 May 20 I 0

BETWEEN

(I) SECONDONE CORP. and THIRDONE CORP., each a corporation incorporated in the Marshall  Islands whose  registered  office  is at Trust Company Complex, Ajeltake  Road,

Ajeltake Island, Majuro, Marshall Islands MH96960 (together, the "Borrowers"); and

(2)	DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, acting through its office in Bremen at Domshof 17, D-28195 Bremen, Federal Republic of Germany (the ''Lender").

BACKGROUND

(A)

By a loan agreement dated 26 September 2007 and made between (i) the Borrowers and (ii) the Lender, the Lender made available to the Borrowers a term loan facility of up to (originally) $24,560,000 and a guarantee facility of up to $5,900,000 of which $[•] is outstanding at the date of this Agreement.

(B)

This Agreement sets out the terms and conditions on which the Lender agrees at the request of the  Borrowers to provide its consent to the terms of a MOU relating to the Shipbuilding Contracts, the  terms  of  a  Settlement  Agreement  in  relation  to  the  Secondone  Shipbuilding Contract  dated  24 May 20 I 0 and an Addendum to the Thirdone Shipbuilding Contract (the "Addendum") and to the  consequential amendments to the Loan Agreement and the  other Finance Documents  in connection  with this matter.

IT IS AGREED as follows:

l	INTERPRETATION

l.l	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

"Addendum" means an addendum dated 24 May 2010 made between the Builder and Thirdone in relation to the Thirdone Shipbuilding Contract;

"MOU" means a memorandum of agreement dated 8 May 2010 made between the Borrowers and the Builder in relation to the Shipbuilding Contracts referred to in Recital (B);

"Corporate Guarantee" means a guarantee to be provided  by the Corporate Guarantor in respect of the obligations of the Borrowers, in such form as the Lender may approve or require;

"Corproate Guarantor" means Pyxis Maritime Corp., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

"Thirdone Mortgage Amendment" means an addendum to the Mortgage registered in favour of the Lender over m.v. "PYXIS BETA" on 28 May 2010, in such form as the Lender may approve or require;

''Settlement Agreement" means the settlement agreement dated 24  May  20 I 0  made between Secondone and the Builder in relation to the Secondone  Shipbuilding  Contract referred  to in Recital  (B); and

"'Loan Agreement" means the loan agreement dated 26 September 2007 referred to m Recital (A).

1.3	Application of construction and interpretation provisions of Loan Agreement.

Clauses 1.2 and 1.4 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE LENDER

2.1

The Lender agrees, subject to and upon the terms and conditions of this Agreement (including, but not limited to, satisfaction of the terms of Clause 3.1 and Clause 3.2) to continue to make available to the Borrowers the term loan facility under the Loan Agreement as amended by this Agreement.

3	CONDITIONS PRECEDENT

3.1

The agreement of the Lender contained in Clause 2 shall be subject to the condition that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its legal advisers on or before the date of this Agreement and, in relation to paragraph (n), on such date as determined by the Lender in its sole discretion and notified to the Borrowers:

(a)

a certificate of the Secretary of each  Borrower and the Corporate Guarantor confirming the names and offices of all the Directors of that Borrower and the Corporate Guarantor together with its incorporation and constitutional documents;

(b)

true and complete copies of the resolutions passed at meetings of the Board of Directors and Shareholders  of each Borrower and the Corporate  Guarantor  authorising  and approving the execution of this Supplemental Agreement, the Mortgages, the Thirdone Mortgage Amendment, the General Assignments, the Corporate Guarantee and any other document or action to which it is or is to be a party and authorising its appropriate officer or officers or other representatives to execute the same on its behalf;

(c)	the original of any power of attorney issued by each Borrower and the Corporate Guarantor pursuant to the resolutions referred to in Clause 3.1 (b);

(d)

certified copies of all documents (with a certified translation if an original is not  in English) evidencing any other necessary action, approvals or consents with respect to this Supplemental Agreement, the Mortgages,  the  Thirdone  Mortage  Amendment,  the General Assignments, the Guarantee (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(e)	evidence that each Vessel is registered in the ownership of the relevant Borrower under Marshall Islands flag free of any Security Interest other than those created by the Finance Documents;

(f)	an original of this Agreement, duly executed by all parties;

(g)	evidence that each Mortgage has been duly registered against the Vessel to which it relates as a valid first preferred ship mortgage in accordance with the laws of the Marshall Islands;

(h)	a duly executed original of the Corporate Guarantee;

(i)	duly executed originals of the General Assignments and all other documents to be executed pursuant to the General Assignments;

(j)	certified true copies of the MOU, the Settlement Agreement and the Addenda

(k)	the Lender shall have received the restructuring fee referred to in Clause 7.1;

(I)	evidence that the agent referred to in Clause I 0.4 has accepted its appointment as agent for service of process under this Supplemental Agreement;

(m)	such legal opinions from lawyers appointed by the Lender on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Lender may require; and

(n)

a survey report prepared by a surveyor appointed by the Lender (at the cost of the Borrowers) and confirming, to the Lender's satisfaction, that  the  requirements  of  the MOU have been satisfied by the Builder (including, but not limited to, the requirements outlined in Schedule 2) and that  the relevant Ship is in a condition acceptable to the Lender in all respects.

3.2

The agreement of the Lender contained in Clause 2.1 shall be subject to the further condition that the Lender shall confirm satisfaction of all of the undertakings made by the Borrowers and the Corporate Guarantor to the Lender in the letter dated 25 May 20 I 0.

4	REPRESENTATIONS AND WARRANTIES

4.1

Repetition of Loan Agreement representations and  warranties.   Each  Borrower represents and warrants to the  Lender that the representations  and  warranties  in Clause  I 0 of the Loan Agreement, as  amended  and  supplemented  by  this  Agreement  and  updated with  appropriate  modifications  to refer  to this Agreement,  remain  true  and  not  misleading if repeated on the date  of  this  Agreement  with  reference  to  the  circumstances  now existing.

4.2

Repetition of Security Document representations and warranties. Each Borrower represents and warrants to the Lender that the representations and warranties in  the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the date of this Agreement the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by replacing the words "up to $22,400,000 or, if the Ships are subject to Approved Charterparties, up to $24,560,000" with "$15,596,000" in Recital (A) thereof;

(b)	by deleting the definition of "Approved Charterparty" in Clause 1.1 therof;

(c)	by including the definitions of "Corporate Guarantee" and "Corporate Guarantor" from Clause 1.2 hereof in Clause 1.1 thereof;

(d)	by adding a reference to "the Corporate Guarantee" in the definition of ''Finance Documents" in Clause 1.1 therof;

(e)	by deleting the definition of "LIBOR" and replacing it with the following definition in Clause 1.1 thereof:

'"'LIBOR" means in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the rate per  annum  determined  by  the Lender to be the rate at which deposits in Dollars are offered to the Lender by leading banks in the London Interbank Market at  the Lender's request at or about 11.00a.m. (London time) on the second Business Day prior to the commencement of that period for a period equal  to that period and for delivery on the first Business Day of it or, if the Lender uses other means than through the London Interbank Market to fund deposits in Dollars, such rate as determined by the Lender to be the cost of funding  deposits  in Dollars for that period;"

(f)	by deleting the definition of "Margin" and replacing it with the following definition in Clause I. I thereof:

""Margin" means  I .50 per cent. per annum;"

(g)	by deleting the definition of "Secondone Advance" and replacing it with the following definition in Clause 1.1 thereof:

''"Secondone Advance" means an amount of up to $7,798,000 to be made available to Secondone in three tranches as follows:

(a)	an amount of up to $1,898,000 upon the commencement of steel cutting of the Secondone Ship (the "Secondone Advance Tranche A");

(b)	an amount of up to $2,950,000 upon the commencement of keel-laying of the Secondone Ship (the "Secondone Advance Tranche B"); and

(c)	an amount of up to $2,950,000 upon launching of the Secondone Ship (the

"Secondone Advance Tranche C"); and"

(h)	by adding the following new definition to Clause 1.1 thereof:

""Shareholders" means the person or persons notified to the Lender as being the legal and beneficial holders of all the issued share capital of each of the Borrowers;"

(i)	by deleting the definition of "Shipbuilding Contract" and replacing it with the following definition in Clause 1.1 thereof:

''"Shipbuilding Contract"  means, together:

(a)

the Shipbuilding Contract No. SUMEC06177 dated 8  October  2006  made between the Builder and Secondone for the construction by the Builder of the Secondone Ship and sale to Secondone as amended by the settlement agreement dated 24 May 2010 (as the same may be further amended and/or supplemented and amended from time to time), (the "Secondone Shipbuilding Contract"); and

(b)

the Shipbuilding Contract No. SUMEC06178 dated  8  October  2006  made between the Builder and Thirdone for the construction by the Builder of the Thirdone Ship and sale to Thirdone as supplemented by the addendum dated 24 May 2010 (as the same may be further amended and/or supplemented and amended from time to time), (the "Thirdone Shipbuilding Contract"), and, in the singular, means either of them;"

(j)	by deleting the definition of "Thirdone Advance" and replacing it with the following definition in Clause 1.1 thereof:

""Thirdone Advance"   means an amount of up to $7,798,000 to be made available to Thirdone three !ranches as follows:

(a)	an amount of up to $1,898,000 upon the commencement of steel cutting of the Thirdone Ship (the "Thirdone Advance Tranche A");

(b)	an amount of up to$2,950,000 upon the commencement of keel-laying of the Thirdone Ship (the "Thirdone Advance Tranche 8"); and

(c)	an amount of up to $2,950,000 upon launching of the Thirdone Ship (the

"Thirdone Advance Tranche C"); and"

(k)	by deleting sub-clauses (b) and (c) of Clause 3.2 thereof and replacing them with the following:

"(b)the amount of each Advance shall not exceed:

(i)	in the case of the Secondone Advance, an amount of $7,798,000;

(ii)	in the case of the Thirdone Advance, an amount of $7,798,000;

(c)the aggregate amount of the Advances shall not exceed $15,596,000."

(l)

by deleting the  word  "applicable"  from  the  third  line  of  Clause  4.2, the  fifth  line  of Clause 4.8, the fourth line of Clause 4.10, sub-clause (b) of Clause 6.3 and the final line of Clause 24.4 thereof;

(m)	by deleting Clause 7.1 thereof and replacing it with the following:

"7.1  Amount of repayment instalments.  The Borrowers shall repay each Advance by:

(a)	20 equal consecutive semi-annual instalments of$230,000 each; and

(b)	a balloon instalment of $3,198,000 (the "Balloon Instalment")."

(n)	by deleting the words "Drawdown Date in respect of each Delivery Tranche" from sub clause (e) of Clause 9.1 thereof and replacing them with the words "Delivery Date of each Ship"

(o)	by deleting the word "bearer" in the last line of Clause I 0.3 thereof and replacing with the word "Shareholder";

(p)	by deleting the figure "125 per cent." from the final line of Clause 15.1 thereof and replacing it with "133 per cent."

(q)	by deleting the words "upon the entry by a Borrower into an Approved Charterparty" from the third line of sub-paragraph (a) of Clause 20.1 thereof;

(r)	by adding the words "Corporate Guarantee" after the word "Mortgage" in paragraph I, Part E of Schedule 2 thereof;

(s)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(t)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.

5.2

Amendments to Finance Documents. With effect on and from the date of this Agreement each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)

the definition of, and references throughout each of the Finance Documents  to, the Loan Agreement and any of the  other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)

by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred  to  such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 6.1 and 6.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6	FURTHER ASSURANCES

6.1	Borrowers' obligation to execute further documents etc. Each Borrower shall, and shall procure that any other party to any Finance Document shall:

(a)

execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such  other country as the Lender may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Lender may, by notice to the Borrowers or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)

validly and effectively to create any Security Interest or right of any kind  which  the Lender  intended should  be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3

Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrowers or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. Each Borrower or any other party shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5

Additional corporate action. At the same time as a Borrower  or  any  other  party delivers to the Lender any document executed under Clause 6.1(a), that Borrower or that other party shall also deliver to the Lender a certificate signed by 2 of that Borrower's or that other party's directors which shall:

(a)	set out the text of a resolution of that Borrower or that other party's directors specifically authorising the execution of the document specified by the Lender; and

(b)

state that either the resolution was duly passed at a meeting of  the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under that Borrower's or that other party's articles of association or other constitutional  documents.

7	FEES AND EXPENSES

7.1	Arrangement fee. The Borrowers shall pay to the Lender a restructuring fee of $54,586 which shall be payable on the earlier of (i) the date of this Agreement, and (ii) 30 May 2010.

7.2

Expenses. The provisions of Clause 20 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1

General. The provisions of Clause 28 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	English law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

10.2	Exclusive English jurisdiction. Subject to Clause I 0.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

10.3	Choice of forum for the exclusive benefit of the Lender. Clause 10.2 is for the exclusive benefit of the Lender, which reserves the rights:

(a)	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

(b)	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.

The Owner shall not commence any proceedings  in any country other than  England  in relation to a Dispute.

10.4

Process agent. The Borrowers irrevocably appoint WFW Legal Services at its registered office for the time being, presently at 15 Appold Street, London EC2A 2HB, England, to act as their agent to receive and accept on its behalf any process  or other  document relating to any proceedings in the English courts which are connected with a Dispute.

10.5

Lender's rights unaffected. Nothing in this Clause I 0 shall exclude or limit any right which the Lender may have (whether under the law of  any country, an international convention or otherwise) with regard to the bringing of proceedings, the service  of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.6

Meaning of "proceedings". In this Clause  I 0 "proceedings" means  proceedings  of any kind, including an application for a provisional or  protective  measure  and  a  "Dispute" means any dispute arising out of  or   in  connection  with  this  Agreement  (including  a dispute relating to the existence, validity or termination of this Agreement) or any non contractual  obligation  arising  out  of or in connection  with  this  Agreement.

THIS DEED has been executed by or on behalf of the parties and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

EXECUTION PAGES

EXECUTED as a DEED	)
by SECONDONE CORP.	)
acting by	)
its duly authorised attorney-in-fact	)	/s/ Jasel Chauhan
in the presence of:	)
/s/ Natalie Georgiou

EXECUTED as a DEED	)
by THIRDONE CORP.	)
acting by	)
its duly authorised attorney-in-fact	)	/s/ Jasel Chauhan
in the presence of:	)
/s/ Natalie Georgiou

EXECUTED as a DEED	)
by DEUTSCHE SCHIFFSBANK	)
AKTIENGESELLSCHAFT
acting by Alexandra Michalopoulos	)
its duly authorised attorney-in-fact	)	/s/ Alexandra Michalopoulos
in the presence of:	)
/s/ Natalie Georgiou